EXHIBIT 3.14
                                    BYLAWS

                                      OF

                              BN GEOTHERMAL INC.
                           (A DELAWARE CORPORATION)

                          AS AMENDED TO AND INCLUDING

                                 JUNE 10, 1993

                              BN GEOTHERMAL INC.
                                     INDEX

ARTICLE I -- OFFICES
     Section 1.1               Registered Office..........................................................   1
                               -----------------
     Section 1.2               Other Offices..............................................................   1
                               -------------

ARTICLE II -- MEETINGS OF STOCKHOLDERS
     Section 2.1               Annual Meeting.............................................................   1
                               --------------
     Section 2.2               Special Meetings...........................................................   1
                               ----------------
     Section 2.3               Place of Meetings..........................................................   2
                               -----------------
     Section 2.4               Notice of Meetings.........................................................   2
                               ------------------
     Section 2.5               Stockholder List...........................................................   2
                               ----------------
     Section 2.6               Quorum.....................................................................   2
                               ------
     Section 2.7               Proxies....................................................................   3
                               -------
     Section 2.8               Voting.....................................................................   3
                               ------
     Section 2.9               Voting of Certain Shares...................................................   3
                               ------------------------
     Section 2.10              Action Without Meeting.....................................................   3
                               ----------------------
     Section 2.11              Treasury Stock.............................................................   4
                               --------------

ARTICLE III -- DIRECTORS
     Section 3.1               Number and Election........................................................   4
                               -------------------
     Section 3.2               Resignations and Vacancies.................................................   4
                               --------------------------
     Section 3.3               Removal....................................................................   5
                               -------
     Section 3.4               Management of Affairs of the Corporation...................................   5
                               ----------------------------------------
     Section 3.5               Dividends and Reserves.....................................................   5
                               ----------------------
     Section 3.6               Regular Meetings...........................................................   6
                               ----------------
     Section 3.7               Special Meetings...........................................................   6
                               ----------------
     Section 3.8               Notice of Special Meetings.................................................   6
                               --------------------------
     Section 3.9               Quorum.....................................................................   6
                               ------
     Section 3.10              Presumption of Assent......................................................   6
                               ---------------------
     Section 3.11              Action Without Meeting.....................................................   7
                               ----------------------
     Section 3.12              Presiding Officer..........................................................   7
                               -----------------
     Section 3.13              Executive Committee........................................................   7
                               -------------------
     Section 3.14              Other Committee............................................................   7
                               ---------------
     Section 3.15              Committee Alternates.......................................................   7
                               --------------------
     Section 3.16              Committee Quorum and Manner of Acting......................................   8
                               -------------------------------------
     Section 3.17              Committee Chairman, Books and Records, Etc................................    8
                               ------------------------------------------
     Section 3.18              Fees and Compensation of Directors.........................................   8
                               ----------------------------------
     Section 3.19              Reliance Upon Records......................................................   8
                               ---------------------

ARTICLE IV -- NOTICES
     Section 4.1               Manner of Notice...........................................................   9
                               ----------------
     Section 4.2               Waiver of Notice...........................................................   9
                               ----------------

ARTICLE V -- OFFICERS
     Section 5.1               Elected Officers...........................................................  10
                               ----------------
     Section 5.2               Appointed Officers.........................................................  10
                               ------------------
     Section 5.3               Election...................................................................  10
                               --------

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     Section 5.4               Removal and Resignation....................................................  10
                               -----------------------
     Section 5.5               Vacancies..................................................................  11
                               ---------
     Section 5.6               President..................................................................  11
                               ---------
     Section 5.7               Vice Presidents............................................................  11
                               ---------------
     Section 5.8               Secretary..................................................................  11
                               ---------
     Section 5.9               Salaries...................................................................  12
                               --------

ARTICLE VI -- DIVISIONS
     Section 6.1               Divisions of the Corporation...............................................  12
                               ----------------------------
     Section 6.2               Official Positions Within a Division.......................................  12
                               ------------------------------------

ARTICLE VII -- CONTRACTS, LOANS, CHECKS AND DEPOSITS
     Section 7.1               Contracts and Other Instruments............................................  12
                               -------------------------------
     Section 7.2               Checks, Drafts, Etc........................................................  13
                               -------------------
     Section 7.3               Deposits...................................................................  13
                               --------

ARTICLE VIII -- CERTIFICATES OF STOCK AND THEIR TRANSFER
     Section 8.1               Certificates of Stock......................................................  13
                               ---------------------
     Section 8.2               Lost, Stolen or Destroyed Certificates.....................................  14
                               --------------------------------------
     Section 8.3               Transfers of Stock.........................................................  14
                               ------------------
     Section 8.4               Restrictions on Transfer...................................................  14
                               ------------------------
     Section 8.5               No Fractional Share Certificates...........................................  15
                               --------------------------------
     Section 8.6               Fixing Record Date.........................................................  15
                               ------------------
     Section 8.7               Stockholders of Record.....................................................  15
                               ----------------------

ARTICLE IX -- INDEMNIFICATION
     Section 9.1               In General.................................................................  15
                               ----------

ARTICLE X -- GENERAL PROVISIONS
     Section 10.1              Fiscal Year................................................................  16
                               -----------

ARTICLE XI -- AMENDMENTS
     Section 11.1              In General.................................................................  16
                               ----------


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







                                    BYLAWS

                       Bylaws for the regulation, except
                       as otherwise provided by statute
                       or its Articles of Incorporation
                                      of
                              BN GEOTHERMAL INC.

                       AS AMENDED THROUGH JUNE 10, 1993


                             ARTICLE I -- OFFICES


Section 1.1                Registered Office.

                  The registered office of the corporation in the State of Delaware shall be located at 100 West 1Oth Street in the City of Wilmington, County of New Castle and the name of its registered agent is The Corporation Trust Company.

Section 1.2                Other Offices.

                  The corporation may also have offices at such other places both within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                    ARTICLE II -- MEETINGS OF STOCKHOLDERS


Section 2.1                Annual Meeting.

                  The annual meeting of the stockholders shall be held at the general offices of the corporation in Irvine, California, or at such other place in the United States as may be stated in the notice of the meeting on the second Tuesday in June in each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding business day, or on the day of any meeting the shareholders shall designate by unanimous consent as the annual meeting for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held for a period of fifteen (15) months, the Board of Directors shall cause such election to be held at a special meeting of stockholders as soon thereafter as convenient.

Section 2.2                Special Meetings.

                   Except as otherwise prescribed by statute, special meetings of the stockholders for any purpose of purposes, may be called and the location thereof designated by the Board of Directors or by the President and shall be called and the location thereof designated by the Secretary at the request in

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writing of a majority of the Board of Directors or of stockholders owning capital stock of the corporation having not less than one-third of the total voting power. Such request shall state the purposes of the proposed meeting.

Section 2.3                Place of Meetings.

                  Each meeting of the stockholders for the election of directors shall be held at the office of the corporation in Irvine, California, unless the Board of Directors shall by resolution designate any other place as the place of such meeting, provided, however, that the shareholders may meet anywhere by unanimous consent. Meetings of stockholders for any other purpose may be held at such place and at such time as shall be determined pursuant to Section 2.2 and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.4                Notice of Meetings.

                  Written or printed notice stating the place and time of each annual or special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting.

                  When a meeting is adjourned to another time or place, no notice of the adjourned meeting other than an announcement at the meeting need by given unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting after such adjournment.

Section 2.5                Stockholder List.

                  At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder, shall be prepared by the Secretary. Such list shall be open to examination of any stockholder of the corporation during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, at the office of the corporation in Irvine, California, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and subject to the inspection for any purpose germane to the meeting of any stockholder who may be present.

Section 2.6                Quorum.

                  The holders of capital stock of the corporation having a majority of the voting power thereof, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the stockholders of the corporation for the transaction of business, except as otherwise

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provided by statute, the Certificate of Incorporation or the
Bylaws.

                  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn and reconvene the meeting from time to time until a quorum shall be present or represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.7                Proxies.

                   At every meeting of the stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to such meeting, unless such proxy provides for a longer period; and it shall be filed with the Secretary of the corporation before, or at the time of, the meeting.

Section 2.8.               Voting.

                  Unless the Certificate of Incorporation or a resolution of the Board creating a series of stock provides otherwise, at every meeting of stockholders, each stockholder shall be entitled to one vote for each share of stock of the corporation entitled to vote thereat and registered in the name of such stockholder on the books of the corporation on the pertinent record date. When a quorum is present at any meeting of the stockholders, all matters shall be decided by a majority of the votes cast, except as otherwise required by statute, the Certificate of Incorporation, or the Bylaws.

Section 2.9                Voting of Certain Shares.

                  Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the Bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by his administrator, executor, guardian or conservator, as the case may be, either in person or by proxy. Shares standing in the name of a trustee, receiver or pledgee and entitled to vote may be voted by such trustee, receiver or pledgee either in person or by proxy as provided by Delaware law.

Section 2.10               Action Without Meeting.

                  Unless otherwise restricted by the Certificate of Incorporation or the Bylaws, whenever the vote of stockholders at

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a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing. Such consent shall be filed with the minutes of proceedings of the stockholders and shall have the same force and effect as a unanimous vote of stockholders.

Section 2.11               Treasury Stock.

                  Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by this corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this section shall be construed to limit the right of this corporation to vote shares of its own stock held by it in a fiduciary capacity.


                           ARTICLE III -- DIRECTORS


Section 3.1                Number and Election.

                  The number of directors which shall constitute the whole Board shall not be less than one nor more than seven Directors. The Board shall from time to time by a vote of the majority of the Directors then in office fix within the maximum and minimum limits the number of Directors to constitute the Board. Directors shall be elected annually by the stockholders as provided in Section 2.1 or in accordance with Section 3.2 of the Bylaws and each director elected shall hold office until his successor is elected and qualified or until his death or resignation or until he shall have been removed in the manner hereinafter provided.

                  Directors need not be residents of the State of Delaware or stockholders of this corporation.

Section 3.2                Resignations and Vacancies.

                  Any director may resign at any time by giving written notice to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If, at any other time than the annual meeting of stockholders, any vacancy occurs in the Board of Directors caused by resignation, death, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by an increase in the authorized number of directors in accordance with Section 3.1 of the Bylaws, a majority of the directors then in office, although less than a quorum, may choose a successor, or fill the newly created directorship, and the director so chosen shall hold office until the next annual election of directors by the stockholders and until his successor shall be duly elected and qualified, unless sooner displaced.

Section 3.3                Removal.

                  Any director may be removed, with or without cause, at any meeting of the stockholders, by the affirmative vote of the holders of a majority of the stock of the corporation having voting power, and the vacancy in the Board of Directors caused by such removal may be filled by the stockholders at such meeting.

Section 3.4                Management of Affairs of the Corporation.

                  The property and business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by the Bylaws directed or required to be exercised or done by stockholders. In case the corporation shall transact any business or enter into any contract with a director, or with any firm of which one or more of its directors are members, or with any trust, firm, corporation or association in which any director is a stockholder, director or officer or otherwise interested, the officers of the corporation and directors in question shall be severally under the duty of disclosing all material facts as to their interest to the remaining directors promptly, if and when such interested officers or such interested directors in question shall become advised of the circumstances. In the case of continuing relationships in the normal course of business such disclosure shall be deemed effective, when once given, as to all subsequently entered into transactions and contracts.

Section 3.5                Dividends and Reserves.

                  Dividends upon stock of the corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid cash, in property, in shares of stock, or otherwise in the form, and to the extent, permitted by law. The Board of Directors may set apart, out of any funds of the corporation available for dividends, a reserve or reserves for working capital or for any other lawful purpose, and also may abolish any such reserve in the manner in which it was created.



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Section 3.6                Regular Meetings.
                  An annual meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after, and at the same place, as the annual meeting of the stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

Section 3.7                Special Meetings.

                  Special meetings of the Board of Directors may be called by the President and shall be called by the Secretary at the request of any director, to be held at such time and place as shall be designated by the call and specified in the notice of such meeting and notice thereof shall be given as provided in Section 3.8 of the Bylaws.

Section 3.8                Notice of Special Meetings.

                  Except as otherwise prescribed by statute, written or actual oral notice of the time and place of each special meeting of the Board of Directors shall be given at least two (2) days prior to the time of holding the meeting. Any director may waive notice of any meeting.

Section 3.9                Quorum.

                  At each meeting of the Board of Directors, the presence of not less than a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or the Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Unless otherwise restricted by the Certificate of Incorporation, any member of the Board of Directors or of any committee designated by the Board of Directors or of any committee designated by the Board may participate in a meeting of the directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such equipment shall constitute presence in person at such meeting.

Section 3.10               Presumption of Assent.

                  Unless otherwise provided by statute, a director of the corporation who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be

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presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.11               Action Without Meeting.

                  Unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 3.12               Presiding Officer.

                  The presiding officer at any meeting of the Board of Directors shall be the President or, in his absence, any director elected chairman by vote of a majority of the directors present at the meeting.

Section 3.13               Executive Committee.

                  The Board of Directors may, by resolution passed by a majority of the number of directors fixed by the Bylaws, designate two or more directors of the corporation to constitute an Executive Committee, which, to the extent provided in the resolution and by Delaware law, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 3.14               Other Committees.

                  The Board of Directors may, by resolution passed by a majority of the number of directors fixed by the Bylaws, designate such other committees as it may from time to time determine. Each such committee shall consist of two or more directors, shall serve for such term and shall have and may exercise, during intervals between meetings of the Board of Directors, such duties, functions and powers as the Board of Directors may from time to time prescribe.

Section 3.15               Committee Alternates.

                  The Board of Directors may from time to time designate from among the directors alternates to serve on one or more committees as occasion may require. Whenever a quorum cannot be secured for any meeting of any committee from among the regular

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members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.

Section 3.16               Committee Quorum and Manner of Acting.

                  The presence of a majority of members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those present shall be necessary for the taking of any such action thereat, provided that no action may be taken by any such committee without the favorable vote of members of the committee, if any, who are not officers or full-time employees of the corporation at least equal to the favorable vote of members of such committee who are officers or full-time employees of the corporation.

Section 3.17               Committee Chairman, Books and Records, Etc.

                  The chairman of each committee shall be selected from among the members of the committee by the Board of Directors.

                  Each committee shall keep a record of its acts and proceedings, and all actions of each committee shall be reported to the Board of Directors at its next meeting.

                  Each committee shall fix its own rules of procedure not inconsistent with the Bylaws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall by provided by such rules.

Section 3.18               Fees and Compensation of Directors.

                  Directors shall not receive any stated salary for their services as such; but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance may be allowed for attendance at each regular or special meeting of the Board. Members of the Board shall be allowed their reasonable traveling expenses when actually engaged in the business of the corporation. Members of any committee may be allowed like fees and expenses for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.19               Reliance Upon Records.

                  Every director of the corporation, or member of any committee designated by the Board of Directors pursuant to authority conferred by Section 3.14 of the Bylaws, shall, in the performance of his duties, be fully protected in relying in good

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faith upon the books of account or reports made to the corporation by any of its officials, or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by such committee, or in relying in good faith upon other records of the corporation, including, without limiting the generality of the foregoing, records setting forth or relating to the value and amount of assets, liabilities and profits of the corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared or paid or with which stock of the corporation might lawfully be purchased or redeemed.


                             ARTICLE IV -- NOTICES


Section 4.1                Manner of Notice.

                  Whenever under the provisions of the statutes, the Certificate of Incorporation or the Bylaws notice is required to be given to any stockholder, director or member of any committee designated by the Board of Directors, it shall not be construed to require personal delivery and such notice may be given in writing by depositing it in a sealed envelope in the United States mails, air mail or first class, postage prepaid, addressed (or by delivering it to a telegraph company, charges prepaid, for transmission) to such stockholder, director or member either at the address of such stockholder, director or member as it appears on the books of the corporation or, in the case of such a director or member, at his business address; and such notice shall be deemed to be given at the time when it is thus deposited in the United States mails (or delivered to the telegraph company). Such requirement for notice shall be deemed satisfied, except in the case of stockholder meetings with respect to which written notice is mandatorily required by law, if actual notice is received orally or in writing by the person entitled thereto as far in advance of the event with respect to which notice is given as the minimum notice period required by law or the Bylaws.

Section 4.2                Waiver of Notice.

                  Whenever any notice is required to be given under the provisions of the statues, the Certificate of Incorporation, or the Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent thereto. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or committee of directors need be

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specified in any written waiver of notice unless so required by statutes, the
Certificate of Incorporation or the Bylaws.


                             ARTICLE V -- OFFICERS


Section 5.1                Elected Officers.

                  The elected officers of the corporation shall be a President, a Secretary, a Treasurer and such other officers as may be elected annually by the Board of Directors. Any number of offices may be held by the same person. Each officer elected by the Board of Directors, unless removed in the manner hereinafter provided, shall hold office until his successor shall have been duly elected and qualified or until he shall have died, resigned or been removed in the manner hereinafter provided.

Section 5.2                Appointed Officers.

                  In addition to the elected officers of the corporation, the corporation shall have such Vice Presidents and other officers as may be appointed by the President. Any number of offices may be held by the same person. Each appointed officer, unless removed in the manner hereinafter provided, shall hold office until his successor shall have been duly appointed and qualified or until he shall have died, resigned or been removed in the manner hereinafter provided.

Section 5.3                Election.

                  The officers of the corporation shall be elected annually by the Board of Directors at their first meeting held after each regular annual meeting of the stockholders. If the election of officers shall not be held at such meeting of the Board, such election shall be held at a regular or special meeting of the Board of Directors as soon thereafter as may be convenient.

Section 5.4                Removal and Resignation.

                  Any officer elected by the Board of Directors may be removed, either with or without cause by a majority of the directors, then in office at any regular or special meeting of the Board; but such removal shall be without prejudice to the contract rights, if any, of such person so removed. Any officer or agent appointed by any officer or committee may be removed, either with or without cause, by such appointing officer or committee; but such removal shall be without prejudice to the contract rights, if any, of such person so removed. Any officer may resign at any time by giving written notice to the President or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified

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therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.5                Vacancies.

                  A vacancy in any office because of death, resignation, removal, or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 5.6                President.

                  The President of the corporation shall preside at all meetings of the stockholders, the Board of Directors or any committee of the Board if he is a member. He shall have the overall supervision of the business of the corporation and shall direct the affairs and policies of the corporation, subject to such policies and directions as may be provided by the Board of Directors. He shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specific officers, so long as such designation shall not be inconsistent with the statutes, the Bylaws or action of the Board of Directors. He shall also have power to execute, and shall execute, deeds, mortgages, bonds, contracts or other instruments of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the President to some other officer or agent of the corporation. The President may sign with the Secretary or an Assistant Secretary or the Treasurer, certificates for shares of stock of the corporation the issuance of which shall have been duly authorized by the Board of Directors, and shall vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the corporation. The President in general shall have all other power and shall perform all other duties which are incident to the President of a corporation or as may be prescribed by the Board of Directors from time to time.

Section 5.7                Vice Presidents.

                  A Vice President designated by the Board of Directors or by the President shall, during the absence or disability of the President, perform such powers and duties of that officer and such other duties as may be assigned to him or her by the Board of Directors or by the President.

Section 5.8                Secretary.

                   The Secretary shall: (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law;
(c) have charge of the corporate records and of the seal of the corporation;
(d) affix the seal of the corporation or a facsimile

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thereof, or cause it to be affixed, to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of the Bylaws; (e) keep a register of the post office address of each stockholder, director and committee member which shall from time to time be furnished to the Secretary by such stockholder, director or member; (f) sign with the President certificates of shares of stock of the corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. He may delegate such details of the performance of duties of his office as may be appropriate in the exercise of reasonable care to one or more persons in his stead, but shall thereby be relieved of responsibility for the performance of such duties.

Section 5.9                Salaries.

                  The salaries of the officers shall be fixed from time to time by the Board of Directors or by such officer as it shall designate for such purpose or as it shall otherwise direct. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director of the corporation.


                            ARTICLE VI -- DIVISIONS


Section 6.1                Divisions of the Corporation.

                  The Board of Directors shall have the power to create and establish such operating divisions of the corporation as they may from time to time deem advisable.

Section 6.2                Official Positions Within a Division.

                  The President may appoint individuals, whether or not they are officers of the corporation, to, and may, with or without cause, remove them from, official positions established within a division.


             ARTICLE VII -- CONTRACTS, LOANS, CHECKS AND DEPOSITS


Section 7.1                Contracts and Other Instruments.

                  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the

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corporation, and such authority may be general or confined to specific instances.

Section 7.2              Checks, Drafts, Etc.

                   All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall from time to time be authorized by the Board of Directors.

Section 7.3                Deposits.

                  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.


           ARTICLE VIII -- CERTIFICATES OF STOCK AND THEIR TRANSFER


Section 8.1                Certificates of Stock.

                  The certificates of stock of the corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President and by the Secretary. If any stock certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any officer of the corporation may be facsimile. In case any such officer whose facsimile signature has thus been used on any such certificate shall cease to be such officer, whether because of death, resignation or otherwise before such certificate has been delivered by the corporation, such certificate may nevertheless be delivered by the corporation, as though the person whose facsimile signature has been used thereon had not ceased to be such officer. All certificates properly surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares shall have been surrendered and cancelled and the corporation reimbursed for any applicable taxes on the transfer, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms, and with such indemnity (if any) to the corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to a transfer agent for the corporation.

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Section 8.2                Lost, Stolen or Destroyed Certificates.

                   The Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 8.3                Transfers of Stock.

                  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to the certificate or shares represented thereby of which the corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of capital stock of the corporation, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificates and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holders thereof or by his attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the corporation.

Section 8.4                Restrictions on Transfer.

                  Any stockholder may enter into an agreement with other stockholders or with the corporation providing for reasonable limitation or restriction on the right of such stockholder to transfer shares of capital stock of the corporation held by him, including, without limiting the generality of the foregoing, agreements granting to such other stockholders or to the corporation the right to purchase for a given period of time any of such shares on terms equal to terms offered such stockholders by any third party. Any such limitation or restriction on the transfer of shares of this corporation may be set forth on certificates representing shares of capital stock or notice thereof may be otherwise given to the corporation or the transfer agent, in which case the corporation of the transfer agent shall not be required to transfer such shares upon the books of the

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corporation without receipt of satisfactory evidence of compliance with the terms of such limitation or restriction.

Section 8.5                No Fractional Share Certificates.

                  Certificates shall not be issued representing fractional shares of stock.

Section 8.6                Fixing Record Date.

                  The Board of Directors may fix in advance a date, not exceeding sixty (60) days, nor less than ten (10) days, preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of right, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

Section 8.7                Stockholders of Record.

                  The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                         ARTICLE IX -- INDEMNIFICATION


Section 9.1                In General.

                  Each person who at any time is or shall have been a director or officer of this corporation, or is or shall have been serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his heirs, executors and administrators, shall be indemnified by this corporation in accordance with and to the full extent permitted by the Delaware General Corporation Law as in effect at the time of adoption of

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this Bylaw or as amended from time to time. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. If authorized by the Board of Directors the corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the Delaware General Corporation Law as in effect at the time of the adoption of this Bylaw or as amended from time to time.


                        ARTICLE X -- GENERAL PROVISIONS


Section 10.1               Fiscal Year.

                  The fiscal year of the corporation shall begin on January 1st of each year and end on December 31st of each year.


                           ARTICLE XI -- AMENDMENTS


Section 11.1               In General.

                  Any provision of the Bylaws may be altered, amended or repealed from time to time by the affirmative vote of a majority of the stockholders having voting power present in person or by proxy at any annual meeting of stockholders at which a quorum is present, or at any special meeting of stockholders at which a quorum is present, if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting, or by the affirmative vote of a majority of the directors then qualified and acting at any regular or special meeting of the Board; provided, however, that the stockholders may provide specifically for limitations on the power of directors to amend particular Bylaws and, in such event, the directors' power of amendment shall be so limited; and further provided that no reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

                                [End of Bylaws]